Date: 6/19/2017

LINE OF CREDIT / PROMISORRY NOTE

InnSuites Hospitality Trust / Tempe/Phoenix Airport Resort, LLC

Change in Terms

1)	Change Maturity date from June 30, 2017 to June 30, 2019

2)	Change Line of Credit Maximum Amount from $500,000 to $1,000,000

All other terms from the Line of Credit / Promissory Note InnSuites Hospitality Trust / Tempe Phoenix Airport Resort, LLC dated December 22, 2015 are not changed.

/s/ Tempe/Phoenix Airport Resort, LLC	/s/ InnSuites Hospitality Trust
by Rare Earth Financial, LLC, Managing Member	by James Wirth, CEO
Tempe/Phoenix Airport Resort, LLC	InnSuites Hospitality Trust
Borrower	Lender